EXHIBIT 10.16


December 1, 2000


Mr. Douglas J. Kennedy
W289 N3362 Lost Creek Court
Pewaukee, WI  53029

Dear Doug,

This letter will set forth the agreement between you and Catalyst International, Inc. (the "Company") concerning the acceleration in certain circumstances of the vesting of certain options you have received on the date hereof to purchase 20,000 shares of common stock of the Company pursuant to the Company's 1993 Stock Option Plan as amended (the "Plan"). The Company has agreed as follows:

1. Acceleration of Vesting of Options in Certain Circumstances. Notwithstanding the terms of the Nonqualified Stock Option Agreement dated the date hereof (the "Option Agreement') between you and the Company which governs the vesting of options to purchase common stock of the Company which you have received pursuant to the Option Agreement (collectively the "Options"), a portion of the Options shall immediately vest upon the date of a "Change in Control" (as defined below), provided that the Change in Control occurs during the three-year period commencing on the date hereof and terminating on the third anniversary of the date hereof, as follows: the portion of the Options which shall vest upon a Change in Control shall be the product of (A) 12/3% and (B) the number of completed months of continuous service by you as an employee of the Company from the date hereof until the date of the Change in Control. In other words, if the Change in Control occurs during the 25th month after the date hereof, the number of Options which will vest will equal 40% (i.e., 12/3% times 24). In the event that the Options vest pursuant to this paragraph, the terms of the Plan and the Option Agreement governing the Options shall apply with respect to the time periods and terms and conditions under which you may exercise such vested Options.

2. Definition of Change in Control. For purposes hereof, a "Change in Control" shall mean any of the following events:

(i) the date of the acquisition by an individual, entity or group [within the meaning of Section 13(d)(2) of the Securities Exchange Act of 1934, as amended (the "Exchange Act")] (a "Person"), of beneficial ownership (within the meaning of Rule 13d-3 promulgated under the Exchange Act) of 50% or more of either (a) the then outstanding shares of common stock of the Company (the "Outstanding Company Common Stock") or (b) the combined voting power of the then outstanding voting securities of the Company entitled to vote generally in the election of directors (the "Outstanding Company Voting Securities"); provided, however, that for purposes of this subsection (i), the following acquisitions shall not constitute a Change in Control: (a) any acquisition directly from the Company, (b) any acquisition by the Company, (c) any acquisition by any employee benefit plan (or related trust) sponsored or maintained by the Company, or (d) any acquisition by any corporation pursuant to a transaction which complies with clauses (a) and (b) of subsection (ii) of this Section 2; or

                            Exhibit 10.16 / Page 1

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 (ii)  the date of consummation of a reorganization, merger or consolidation or sale or other disposition of all or substantially all of the assets of the Company for which approval of the stockholders of the Company is required (a "Business Combination"), in each case, unless, immediately following such Business Combination, (a) all or substantially all of the individuals and entities who were the beneficial owners, respectively, of the Outstanding Company Common Stock and Outstanding Company Voting Securities immediately prior to such Business Combination beneficially own, directly or indirectly, more than 50% of, respectively, the then outstanding shares of common stock and the combined voting power of the then outstanding voting securities entitled to vote generally in the election of directors, as the case may be, of the corporation resulting from such Business Combination in substantially the same proportions as their ownership, immediately prior to such Business Combination of the Outstanding Company Common Stock and Outstanding Company Voting Securities, as the case may be, and (b) at least a majority of the members of the Board of Directors of the corporation resulting from such Business Combination were members of the Board of Directors at the time of the execution of the initial agreement, or of the action of the Board of Directors of the Company, providing for such Business Combination; or

(iii) the date of approval by the stockholders of the Company of a complete liquidation or dissolution of the Company.

3. Effect of this Letter. Except as specifically addressed herein, all of the terms and conditions of the Option Agreement shall remain in full force and effect in accordance with their terms. Nothing herein shall be deemed to confer upon you any rights to continue as an employee of the Company, it being understood by you that you remain an employee at will for the Company.

4. Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of Wisconsin, without regard to principles of conflicts of law thereunder.

If the foregoing accurately describes the agreement between you and the Company, please so indicate by signing a copy of this letter in the space provided below and returning it to the Company.

/s/ Douglas B. Coder

Douglas B. Coder
Chairman of the Board


Accepted and agreed to this 14th day of March 2001.

By:  /s/ Douglas J. Kennedy
       -----------------------------------------
       Douglas J. Kennedy

                            Exhibit 10.16 / Page 2

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